Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Apogee Technology, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report for the year ended December 31, 2004, including the restated information for the year ended December 31, 2003 (the “Form 10-KSB/A , Amendment No. 3”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-KSB/A, Amendment No. 3 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Herbert M. Stein
Dated: October 28, 2005	Herbert M. Stein
Chief Executive Officer and President (principal executive officer)
/s/ Paul J. Murphy
Dated: October 28, 2005	Paul J. Murphy
Chief Executive Officer and Vice President of Finance (principal financial officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.